Exhibit 10.7

Execution Version

SEVENTH AMENDMENT TO SUBORDINATE LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO SUBORDINATE LOAN AND SECURITY

AGREEMENT, dated as of December 19, 2024 (this “Amendment”), is entered into by and between S&W SEED COMPANY, a Nevada corporation (the “Borrower”), and MFP PARTNERS, L.P., a Delaware limited partnership the “Lender”).

WHEREAS, the Borrower and the Lender are parties to that certain Subordinate Loan and Security Agreement, dated as of September 22, 2022 (as amended by that certain First Amendment to Subordinate Loan and Security Agreement, dated as of October 28, 2022, that certain Second Amendment to Subordinate Loan and Security Agreement, dated as of December 22, 2022, that certain Third Amendment to Subordinate Loan and Security Agreement, dated as of March 22, 2023, that certain Fourth Amendment to Subordinate Loan and Security Agreement, dated as of July 15, 2024, that certain Fifth Amendment to Subordinate Loan and Security Agreement, dated as of October 31, 2024, that certain Sixth Amendment to Subordinate Loan and Security Agreement, dated as of November 27, 2024, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to Section 12.7 of the Loan Agreement, the parties hereto have agreed to amend certain terms of the Loan Agreement as hereinafter provided in Section 2, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Loan Agreement are used herein as defined therein.

Section 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, but effective as of the date hereof, the Loan Agreement is hereby amended as set forth in Annex A hereto (stricken text shall be deleted from the Loan Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Loan Agreement (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text)).

Section 3. Conditions Precedent. The amendments set forth in Section 2 shall become effective upon receipt by the Lender of counterparts of this Amendment executed by the Borrower and Lender (such date of receipt, the “Seventh Amendment Effective Date”).

Section 4. Miscellaneous.

(a)
References in the Loan Agreement (including references to the Loan

Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”,

“hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended by this Amendment.

(b)
This Amendment shall constitute a Loan Document for purposes of the Loan Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Loan Agreement, and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.
(c)
The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.
(d)
This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
(e)
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format.
(f)
This Amendment, the Loan Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

S&W SEED COMPANY

By: Name: Vanessa Baughman

Title: Chief Financial Officer

LENDER:

MFP PARTNERS, L.P.

By: MFP Investors LLC, its General Partner

By: Name: Timothy E. Ladin

Title: General Counsel and Vice President

ANNEX A

Amended Loan Agreement [see attached]

305349702 v2

Not a legal document – Conformed copy through the ~~Sixth~~Seventh Amendment (~~November~~

~~27~~December 19, 2024)

THE OBLIGATIONS EVIDENCED BY THIS SUBORDINATE LOAN AND SECURITY AGREEMENT ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE “SENIOR DEBT” AND THE TERMINATION OF THE “SENIOR COMMITMENT” (AS SUCH TERMS ARE DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO AND DEFINED) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF ~~SEPTEMBER 22, 2022, BY AND AMONG CIBC BANK USA, AS ADMINISTRATIVE AGENT FOR THE SENIOR CREDITOR, THE SENIOR LENDER PARTY THERETO,~~DECEMBER 19, 2024, BY AND BETWEEN THE MOUNTAIN RIDGE ADMINISTRATIVE AGENT (AS DEFINED HEREIN) AND MFP PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP (THE “~~CIBC SUBORDINATION AGREEMENT~~SUBORDINATION AGREEMENT”).

SUBORDINATE LOAN AND SECURITY AGREEMENT

THIS SUBORDINATE LOAN AND SECURITY AGREEMENT (this

“Agreement”) dated as of September 22, 2022 (the “Effective Date”) between MFP PARTNERS, L.P., a Delaware limited partnership (“Lender”), and S&W SEED COMPANY, a Nevada corporation (“Borrower”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:

(a)
ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

(b)
LOAN AND TERMS OF PAYMENT
•
Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions and all accrued and unpaid interest thereon as and when due in accordance with this Agreement, to the extent permitted to be paid pursuant to the Subordination Agreement.
•
Specified Letter of Credit; Term Advances.
•
Specified Letter of Credit. Subject to the terms and conditions of this Agreement and the Seventh Amendment, on the Seventh Amendment Effective Date, Lender shall provide the Specified Letter of Credit to ~~CIBC~~the Mountain Ridge Administrative Agent.
•
Availability. Subject to the terms and conditions of this Agreement, Lender shall make advances (each a “Term Advance”, and collectively, the “Term Advances”) to Borrower in an aggregate amount not to exceed the Available Amount. Each Term Advance shall bear interest from the Funding Date thereof for so long as any part of such Term Advance remains outstanding.
•
Repayment. Borrower shall not be required to make any principal payments prior to the Maturity Date. The entire unpaid principal balance of the Term Advances, and all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, or such earlier date as the same may become due and payable in accordance with the terms of this Agreement, in each case to the extent permitted to be paid pursuant to the Subordination Agreement.
•
Prepayment. To the extent permitted to be paid pursuant to the Subordination Agreement, Borrower may prepay all or any portion of the Term Advances at any time without penalty or premium, provided that Borrower may not reborrow any amount so prepaid.
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Payment of Interest on the Credit Extensions.
•
Interest Rate; Payment. Subject to Sections 2.3(b) and 2.3(d), the principal amount outstanding for each Term Advance shall accrue interest at a per annum rate equal to the Term SOFR-based Rate. To the extent permitted to be paid pursuant to the Subordination Agreement, accrued interest on the Term Advances, if any, shall be payable in arrears on each Payment Date in cash, and upon the payment or prepayment of the Term Advances (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable in cash from time to time on demand by the Lender. Notwithstanding the foregoing, 50% of the interest payable for each applicable period shall be payable in kind by capitalizing and adding such interest to the outstanding principal amount of the Term Advances on such Payment Date (“PIK Interest”); provided, that the Borrower may, at its option, irrevocably elect, by written notice to the Lender prior to any Payment Date, to decrease the rate of interest per annum capitalized as PIK Interest for such Payment Date by paying such amount in cash, or that no PIK Interest will be capitalized for such Payment Date, and, in each case, to the extent permitted to be paid pursuant to the Subordination Agreement, Borrower will pay such amount of interest that is owing and not capitalized as PIK Interest in cash as regular interest on such Payment Date. For purposes of this Agreement and the other Loan Documents, PIK Interest capitalized pursuant to this Section 2.3(a) shall constitute a portion of the principal amount outstanding of the Term Advances hereunder and shall bear interest in accordance with this Section 2.3 and all references herein or in any other Loan Document to the principal amount of the loans shall include all interest accrued and capitalized as a result of any payment of PIK Interest. Any PIK Interest shall automatically be capitalized on the applicable Payment Date in accordance with the foregoing.
•
Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is two percentage points (2.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due, to the extent permitted to be paid pursuant to the Subordination Agreement, shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

•
Interest Computation. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
•
Additional Provisions Regarding Term SOFR-based Advances. If Lender shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Term SOFR Rate for any Interest Period, Lender shall give written notice thereof to Borrower. If such notice is given (x) any Term SOFR-based Advances made thereafter shall be made as Prime-based Advances, and

(y) any outstanding Term SOFR-based Advances shall be converted, on the last day of the then-current Interest Period, to Prime-based Advances, in each case until Lender withdraws such notice. Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, in the event that (i) the Index is permanently or indefinitely unavailable or unascertainable, (ii) the Index can no longer be lawfully relied upon in contracts of this nature by any or all of the parties, or (iii) the Index does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Agreement and in any such case, such circumstances are unlikely to be temporary, then all references to the interest rate herein will instead be to Daily Simple SOFR, and if Lender is unable to determine or ascertain Daily Simple SOFR (which determination shall be conclusive and binding absent manifest error), then to a replacement rate selected by mutual agreement of the Lender and the Borrower, each including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment agreed by Lender and Borrower. Lender and Borrower shall negotiate in good faith to determine such replacement rate as applicable pursuant to the preceding sentence, which will be effective on the date of the earliest event set forth in clauses (i)-(iii) of this paragraph. Lender and Borrower may also from time to time, in their mutual discretion, make any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length or applicability of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) (“Conforming Changes”) that Lender and Borrower collectively decide may be appropriate to reflect the adoption and implementation of such replacement rate and to permit the administration of the loans in an administratively and operationally practicable manner.

•
Fees; Warrants; Lender Expenses.
•
Letter of Credit Fee. To the extent permitted to be paid pursuant to the Subordination Agreement, Borrower shall pay Lender, through the Specified Letter of Credit Maturity Date, a cash fee equal to 4.25% per annum on all amounts remaining undrawn under the Specified Letter of Credit, such fee to be paid quarterly in arrears.
•
Warrants.
•
On the Effective Date, Borrower shall issue the Initial Warrant to Lender, to purchase 500,000 shares of the Borrower’s common stock (subject to adjustment as set forth in the Initial Warrant).

•
On the First Amendment Effective Date, Borrower shall issue the First Amendment Warrant to Lender, to purchase 166,700 shares of the Borrower’s common stock.
•
On the Second Amendment Effective Date, Borrower shall issue the Second Amendment Warrant to Lender, to purchase 666,700 shares of the Borrower’s common stock.
•
On the Third Amendment Effective Date, Borrower shall issue the Third Amendment Warrant to Lender, to purchase 1,300,000 shares of the Borrower’s common stock.
•
Within five business days of each Bank Draw, the Borrower shall issue Lender an Additional Warrant to purchase shares of the Borrower’s common stock, for such number of shares of the Borrower’s common stock as is equal to (A) the product of: (x) the amount of such Bank Draw multiplied by (y) 40%, divided by (B) $1.60. Upon the issuance of each Additional Warrant, the Initial Warrant shall become exercisable for a lesser number of shares as provided in the Initial Warrant.
•
Lender Expenses. To the extent permitted to be paid pursuant to the Subordination Agreement, Borrower shall pay to Lender all Lender Expenses (including reasonable and documented (x) attorneys’ fees and expenses for documentation, negotiation and enforcement of this Agreement incurred through and after the Effective Date; and (y) all fees charged by JPMorgan Chase Bank, N.A. in connection with issuing and/or maintaining the Specified Letter of Credit), when due (or, if no stated due date, upon demand by Lender). Unless otherwise provided in this Agreement or in a separate writing by Lender, Borrower shall not be entitled to any credit, rebate, or repayment of any Lender Expenses owed by Borrower pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Lender’s obligation to make loans and advances hereunder.
•
Payments; Application of Payments; Debit of Accounts.
•
All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars to Lender at Lender’s office in immediately available funds on the date due, without setoff or counterclaim, before 3:00 p.m. Pacific time. Payments of principal and/or interest received after 3:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
•
Lender has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
•
Withholding. Payments received by Lender from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto).

Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Lender, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded against by Borrower. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.
(c)
CONDITIONS OF LOANS
•
Conditions Precedent to Effectiveness. This Agreement shall become effective upon Lender’s receipt of the following:
•
duly executed signatures to the Loan Documents, the Specified Letter of Credit and the Initial Warrant;
•
the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;
•
duly executed signatures to the completed Borrowing Resolutions for

Borrower;

•
~~a subordination agreement by and between CIBC and Lender, together~~

~~with the duly executed signatures thereto (the “Subordination Agreement”)~~[reserved];

•
certified copies, dated as of a recent date, of financing statement searches, as Lender may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released; and

•
payment of the fees and Lender Expenses then due as specified in Section 2.4 hereof.
•
Making of Term Advances. Immediately upon the occurrence of any Bank Draw, Lender shall be deemed to have made a Term Advance in an aggregate principal amount equal to the amount of such Bank Draw. Lender shall notify Borrower in writing of the making of any Term Advance pursuant to this Section 3.2 and the principal amount thereof in accordance with Section 10 of this Agreement by 12:00 p.m. Pacific time on the first (1st) Business Day following the later of (i) the applicable Funding Date, or (ii) the date on which JPMorgan Chase Bank, N.A., the issuer under the Specified Letter of Credit, notifies Lender that a Bank Draw has been made.

(d)
CREATION OF SECURITY INTEREST
•
Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations, but, for the avoidance of doubt, including indemnity obligations owing from Borrower on the date of such termination pursuant to Section 12.3) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

•
Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be (a) subject and subordinate to the prior security interest granted to ~~CIBC~~the Mountain Ridge Administrative Agent, for the benefit of the Secured Parties (as defined in the Mountain Ridge Credit Agreement), as set forth in the ~~CIBC~~Mountain Ridge Loan Documents, and (b) otherwise a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lender’s Lien under this Agreement).
•
Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lender under the Code.
(e)
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

•
Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing in the State of Nevada, being its jurisdiction of formation, and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Lender of such occurrence and provide Lender with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents and the Specified Letter of Credit to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

•
Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Schedule 5.2 to the Disclosure Letter sets forth a list of all Liens existing on the Effective Date.
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Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries, which would reasonably be expected to cause a Material Adverse Change.
•
Solvency. Borrower is able to pay its debts (including trade debts) as they mature.
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Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all

Government Authorities that are necessary to continue their respective businesses as currently conducted.

•
Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. Schedule

5.6 to the Disclosure Letter sets forth a list of all Investments (including, without limitation, Subsidiaries), existing on the Effective Date.

•
Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions, individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Change.

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Lender in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of

Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower, which would reasonably be expected to have a Material Adverse Change.

•
Use of Proceeds. Term Advances shall be made available to Borrower for the sole purpose of covering the principal amount of any Bank Draw as set forth in Section 3.2.
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Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

(f)
AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

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Government Compliance.
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Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Change. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.
•
Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.
•
Notices and Financial Information. Provide Lender with the following:
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Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that is reasonably likely to result in a Material Adverse Change; and
•
Financial Information. Financial information reasonably requested by

Lender.

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Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.7 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
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Insurance.
(a)
Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Lender. Upon Lender’s request, Borrower shall cause all property policies to have a lender’s loss payable endorsement showing Lender as an additional loss payee. Upon Lender’s request, Borrower shall cause all liability policies to show, or have endorsements showing, Lender as an additional insured. Upon Lender’s request, Borrower shall cause Lender to be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(b)
At Lender’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Upon Lender’s request, Borrower shall cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Lender, that it will give Lender thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If

Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Lender deems prudent.

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Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.
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Access to Collateral; Books and Records. Allow Lender, or its agents, at reasonable times, on two (2) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than twice during the term of this Agreement unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Lender shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense.
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Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.
(g)
NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion:

•
Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of

(collectively, “Transfer”) all or any part of the Collateral, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States and (g) any other Transfers permitted under the ~~CIBC~~Mountain Ridge Loan Documents.
•
Changes in Business, Management, Control, or Business Locations.

(a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) fail to provide notice to Lender of any Key Person departing from or ceasing to be employed by Borrower within ten (10) Business Days after their departure from Borrower; or (ii) permit or suffer any Change of Control.

•
Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary) except to the extent permitted under the ~~CIBC~~Mountain Ridge Loan Documents.
•
Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness. Schedule 7.4 to the Disclosure Letter sets forth a list of all Indebtedness existing on the Effective Date.
•
Encumbrance. Create, incur, allow, or suffer any Lien on any of the Collateral except for Permitted Liens or permit any Collateral not to be subject to the security interest granted herein.
•
Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except to the extent permitted under the ~~CIBC~~Mountain Ridge Loan Documents; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments.
•
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for this Agreement and transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
•
Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the

Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Lender.
•
Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a Material Adverse Change; or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

(h)
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

•
Payment Default. To the extent permitted to be paid pursuant to the Subordination Agreement, Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
•
Covenant Default.
(a)
Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, or

6.5 or violates any covenant in Section 7; or

(b)
Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in Section 8.2(a) and Sections 8.3 through 8.9) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed ten (10) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period);

•
Material Adverse Change. A Material Adverse Change occurs;
•
Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
•
Other Agreements. There is under any agreement to which Borrower is a party with a third party or parties (including the ~~CIBC~~Mountain Ridge Loan Documents), any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Million Dollars ($1,000,000); provided, however, that any failure to comply with this Section 8.5 shall not be deemed an Event of Default if such breach or default under such other agreement shall be cured or waived within ten (10) days of Borrower’s receipt of written notice thereof;

•
Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);
•
Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
•
Subordinated Debt. The Obligations shall for any reason not have the priority contemplated by this Agreement or the Subordination Agreement; or
•
Governmental Approvals. Any Governmental Approval shall have been

(a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal

(i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

(i)
LENDER’S RIGHTS AND REMEDIES

•
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, without notice or demand, do any or all of the following:
•
declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.4 occurs all Obligations are immediately due and payable without any action by Lender);
•
[reserved];
•
verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, and notify any Person owing Borrower money of Lender’s security interest in such funds;
•
make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;
•
apply to the Obligations any (i) balances and deposits of Borrower it holds or controls, or (ii) any amount held or controlled by Lender owing to or for the credit or the account of Borrower;
•
place a “hold” on any account maintained with Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
•
demand and receive possession of Borrower’s Books; and
•
exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
•
Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security;

(b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

•
Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.
•
Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Lender shall have the right to apply in any order any funds in its possession, whether from Borrower payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Lender shall pay any surplus to Borrower by credit to an account designated by Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.
•
Lender’s Liability for Collateral. If Lender takes possession or control of the Collateral pursuant to the terms of this Agreement after an Event of Default, so long as Lender complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Lender (for the avoidance of doubt, the reference to “control” in this sentence shall not mean constructive control solely as a result of entering into this Agreement), Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral;

(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

•
No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
•
Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release,

compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

(j)
NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or

(d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Lender or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower: S&W Seed Company

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

Attn: Betsy HortonVanessa Baughman, Chief Financial Officer

If to Lender: MFP Partners, L.P.

909 Third Ave., 33rd Floor New York, NY 10022

Attn: Timothy E. Ladin, General Counsel and VP

1
CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The parties hereby submit to the non-exclusive jurisdiction of the state and federal courts located in New York, New York. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

This Section 11 shall survive the termination of this Agreement.

2
GENERAL PROVISIONS
2.1
Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Lender. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.
2.2
Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. For the avoidance of doubt, any assignee of all or any part of Lender’s interest in and of Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents will be deemed a “Lender” under this Agreement and the other Loan Documents; provided that in such case, determinations of “Lender” under this Agreement and the other Loan Documents shall be based on the decision of the Lender or Lenders holding a majority in interest of the Obligations; and, provided further that in the event that Lender sells a participation to any Person (each, a “Participant”) in all or any part of Lender’s rights and/or obligations under this Agreement or the other Loan Documents, (i) such Participant shall not be deemed a “Lender” under this Agreement or the other Loan Documents, (ii) Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) Lender shall remain solely responsible to Borrower for the performance of such obligations, and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement and the other Loan Documents.
2.3
Indemnification. Borrower agrees to indemnify, defend and hold Lender (and, for the avoidance of doubt, Lender’s assignees) and its (and any such assignee’s) directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (or its assignee) (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

2.4
Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
2.5
Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
2.6
Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.
2.7
Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
2.8
Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
2.9
Confidentiality. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit;

(e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender or are otherwise subject to a duty of confidentiality, with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain (other than as a result of its disclosure by Lender in violation of this Agreement) after disclosure to Lender; or (ii) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

2.10
Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
2.11
Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
2.12
Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
2.13
Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
2.14
Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
2.15
Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it, Indemnified Persons and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
3
DEFINITIONS
3.1
Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-2, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Available Amount” is Thirteen Million Dollars ($13,000,000).

“Bank Draw” is any draw down by ~~CIBC~~the Mountain Ridge Administrative Agent under the terms of the Specified Letter of Credit.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit A.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one

(1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) and (b) of this definition.

“Change of Control” means any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than MFP Partners, L.P. or a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing more than forty percent (40%) or more of the combined voting power of Borrower’s then outstanding securities; provided that if Borrower and ~~CIBC~~the Mountain Ridge Administrative Agent amend the definition of Change of Control in the ~~CIBC~~Mountain Ridge

Loan Documents with the purpose or effect of waiving a Change of Control with respect to a particular investor, event, transaction, or occurrence, upon the written request of Borrower or Lender, the definition of Change of Control in this Agreement shall be waived or amended in a similar manner.

~~“CIBC” is CIBC Bank USA.~~

~~“CIBC Loan Documents” are that certain Amended and Restated Loan and Security Agreement, dated as of March 21, 2023, among the Borrower, the other loan parties party thereto, the various financial institutions party thereto as lenders, and CIBC, as administrative agent for the lenders, together with all other documents, instruments and other agreements entered into in connection therewith, all as amended, restated, amended and restated, supplemented or otherwise modified from time to time.~~

“Claims” is defined in Section 12.3.

“Code” is the New York Uniform Commercial Code.

“Collateral” is all of Borrower’s right, title and interest in and to the Collateral (as defined in the ~~CIBC~~Mountain Ridge Loan Documents).

“Conforming Changes” is defined in Section 2.3.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Advance or any other extension of credit by Lender for Borrower’s benefit.

“Daily Simple SOFR” is the Daily Secured Overnight Financing Rate for any day (i) if such day is a U.S. Government Securities Business Day, published on such day or (ii) if such day is not a U.S. Government Securities Business Day, published on the U.S. Government Securities Business Day immediately preceding such day, in each case, as published by the Federal Reserve

Bank of New York (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender) and as determined by Lender.

“Default Rate” is defined in Section 2.3(b).

“Determination Date” is, with respect to a Term SOFR-based Advance, the day such Term SOFR-based Advance is made or the last day of the Interest Period of a Term SOFR-based Advance, as applicable; provided that if any Determination Date is not a U.S. Government Securities Business Day, the rate applicable on such Determination Date shall be the rate for the immediately preceding U.S. Government Securities Business Day.

“Disclosure Letter” is that certain Disclosure Letter of even date herewith, delivered to Lender by Borrower on the date hereof.

“Dollars,” “dollars” or use of the sign “$” are only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations. “Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

~~“Fourth Amendment Effective Date” is July 15, 2024.~~

“Fifth Amendment Effective Date” is October 31, 2024. “First Amendment Effective Date” is October 28, 2022.

“First Amendment Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-3, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Fourth Amendment Effective Date” is July 15, 2024.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided, that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit,

(b)
obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Index” is defined in the definition of “Term SOFR Rate.”

“Initial Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-1, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to such Person;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)
all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Period” is, for each Term SOFR-based Advance, a period of three (3) months; provided that Borrower may at any time elect any other Interest Period then available in the SOFR market (e.g., a period of one (1) month) by written notice to Lender, which election shall take effect commencing with the immediately following Interest Period; provided, further, that the last day of each Interest Period shall be determined in accordance with the practices of the SOFR market as from time to time in effect. Any Term SOFR-based Advances shall automatically continue for the same Interest Period upon the last day of the applicable Interest Period, unless the Borrower otherwise elects in accordance with the first proviso of the preceding sentence.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is Borrower’s Chief Financial Officer, who is Betsy Horton as of the

Effective Date.

“Lender” is defined in the preamble hereof. “Lender Entities” is defined in Section 12.9.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents ~~and~~, the Specified Letter of Credit (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Specified Letter of Credit, any subordination agreement, including the Subordination Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Lender in connection with this Agreement, all as amended, amended and restated, supplemented or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is ~~May~~July 31, ~~2025~~2028.

“Mountain Ridge Administrative Agent” is defined in the definition of “Mountain Ridge Credit Agreement.”

“Mountain Ridge Credit Agreement” mean that certain Credit and Security Agreement, dated as of December 19, 2024, among the Borrower, the other loan parties party thereto from time to time, the various financial institutions party thereto as lenders, and ABL Opco LLC, a Delaware limited liability company, as administrative agent for the lenders (together with its successors and assigns in such capacity, the “Mountain Ridge Administrative Agent”), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Mountain Ridge Loan Documents” mean that certain Mountain Ridge Credit Agreement, together with all other documents, instruments and other agreements entered into in connection therewith, all as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lender Expenses, and other amounts Borrower owes Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and,

(a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such

Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Participant” is defined in Section 12.2.

“Patents” are all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is (i) March 31, June 30, September 30 and December 31 of each year (provided, that if such date is not a Business Day, then on the immediately preceding Business Day), and (ii) the Maturity Date.

“Permitted Indebtedness” is:

(c)
Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;
(d)
Indebtedness existing on the Effective Date and disclosed to Lender in writing;
(e)
Indebtedness ~~owing to CIBC (and any co-lender~~ under the ~~CIBC Loan Documents) pursuant to the CIBC~~Mountain Ridge Loan Documents;
(f)
All Indebtedness permitted under the ~~CIBC~~Mountain Ridge Loan Documents; and
(g)
Subordinated Debt. “Permitted Investments” are:
(c)
Investments (including, without limitation, Subsidiaries) existing on the Effective Date and disclosed to Lender in writing; and
(d)
All Investments permitted under the ~~CIBC~~Mountain Ridge Loan Documents.

“Permitted Liens” are:

(k)
Liens existing on the Effective Date and disclosed to Lender in writing or arising under this Agreement and the other Loan Documents; and
(l)
All Liens permitted under the ~~CIBC~~Mountain Ridge Loan Documents. “Person” is any individual, sole proprietorship, partnership, limited liability company,

joint venture, company, trust, unincorporated organization, association, corporation, institution,

public benefit corporation, firm, joint stock company, estate, entity or government agency.

Rate.

“PIK Interest” is defined in Section 2.3(a).

“Prime-based Advance” is a Term Advance which bears interest at the Prime-based

“Prime-based Rate” is, for any Interest Period for a Prime Rate-based Advanced, a rate per annum equal to the sum of (1) the Prime Rate for such Interest Period, plus (2) 6.25%.

“Prime Rate” is the greater of (i) highest rate published from time to time by the Wall Street Journal as the Prime Rate and (ii) 1.25%; provided, that in the event the Wall Street Journal ceases to publish the Prime Rate, the Lender and Borrower shall mutually agree on an alternative Prime Rate, which Prime Rate shall be the base, reference or other rate then recognized and utilized by the United States commercial loan market for general commercial loan reference purposes.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer or Chief Financial Officer of Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Amendment Effective Date” is December 22, 2022.

“Second Amendment Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-4, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Sixth Amendment” is that certain Sixth Amendment to Subordinate Loan and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrower and the Lender.

“Sixth Amendment Effective Date” is November 27, 2024.

“Seventh Amendment” is that certain Seventh Amendment to Subordinate Loan and Security Agreement, dated as of the Seventh Amendment Effective Date, by and among the Borrower and the Lender.

“Seventh Amendment Effective Date” is December 19, 2024.

“Specified Letter of Credit” is that certain Letter of Credit No. ~~NUSCGS044349~~NUSCGS055258 issued by JPMorgan Chase Bank, N.A. for the account of the Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, in the original amount of $~~9,000,000, as amended on the First Amendment~~ Effective Date to increase such amount to $12,000,000, as further amended on the Third Amendment Effective Date to increase such amount to $13,000,000, as further amended on sthe Fourth Amendment Effective Date to extend its expiry date to November 30, 2024, as further amended on the Fifth Amendment Effective Date to extend its expiry date to December 31, 2024, and as further amended on the Sixth Amendment Effective Date to extend its expiry date ~~to January 31, 2025.~~13,000,000.00.

“Specified Letter of Credit Maturity Date” is January 31, ~~2025,~~2028 or such earlier date as the Specified Letter of Credit is terminated.

~~“Subordination Agreement” is defined in Section 3.1(d).~~

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender.

“Subordination Agreement” is defined in the header of this Agreement.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Advance” is defined in Section 2.2(b).

“Term SOFR Rate” is, for any Interest Period for a Term SOFR-based Advance, the greater of (i) the Term Secured Overnight Financing Rate for such Interest Period, as administrated by CME Group Benchmark Administration Limited (or successor administrator) and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as reasonably selected by Bank) and as determined by Bank on each Determination Date (the “Index”) and (ii) 1.25%.

“Term SOFR-based Advance” is a Term Advance which bears interest at the Term SOFR-based Rate.

“Term SOFR-based Rate” is, for any Interest Period, a rate per annum equal to the sum of (1) the Term SOFR Rate for such Interest Period, plus (2) 9.25%.

“Third Amendment Effective Date” is March 21, 2023.

“Third Amendment Warrant” is a warrant delivered pursuant to this Agreement, evidenced by an instrument substantially the form of Exhibit B-5, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Trademarks” are any trademark and servicemark rights, whether registered or not,

applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“U.S. Government Securities Business Day” is any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

S&W SEED COMPANY

By Name: ~~Betsy Horton~~Vanessa Baughman

Title: Chief Financial Officer

LENDER:

MFP PARTNERS, L.P.

By: MFP Investors LLC, its General Partner

By:

Name:

Title:

[Signature page to Loan and Security Agreement]

EXHIBIT A

CORPORATE BORROWING CERTIFICATE

BORROWER: S&W SEED COMPANY DATE: [●]

LENDER: MFP PARTNERS, L.P.

I hereby certify as follows, as of the date set forth above:

(g)
I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

(h)
Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Nevada.

(i)
The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and MFP Partners,

L.P. (“Lender”) may rely on them until Lender receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name Title

Signature

Authorized to Add or Remove Signatories

□

□

□

□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lender.

Execute Loan Documents. Execute any loan documents Lender requires.

Grant Security. Grant Lender a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By: Name: Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: Name: Title:

EXHIBIT B-1

FORM OF INITIAL WARRANT [ATTACHED]

EXHIBIT B-2

FORM OF ADDITIONAL WARRANT [ATTACHED]

EXHIBIT B-3

FORM OF FIRST AMENDMENT WARRANT [ATTACHED]

EXHIBIT B-4

FORM OF SECOND AMENDMENT WARRANT [ATTACHED]

EXHIBIT B-5

FORM OF THIRD AMENDMENT WARRANT [ATTACHED]